EX-10.6

                              AGREEMENT TO RESCIND

     This Agreement to Rescind is made effective this 27th day of September, 2001, by and between eCom.com, Inc., a Nevada Corporation ("ECOC") and the following: David Michael, LLC, a Utah limited liability company ("DMLLC"); Saundra Wolfson, a Utah resident ("Ms. Wolfson"); Elizabeth Colmenares, a Utah resident ("Ms. Colmenares"); and Validate Corporation, a Utah corporation ("Validate").

     WHEREAS, ECOC, DMLLC, Ms. Wolfson, Ms. Colmenares, and Validate have entered into a number of other stock exchange agreements in July, 2001 (specified below); and

     WHEREAS, the recent terrorist attacks on the United States involving the World Trade Center and the Pentagon have severely disrupted the U.S. financial markets, as a result of which disruption the Company has suffered serious setbacks in its efforts to obtain financing for the land project contemplated by the aforementioned stock exchange agreements; and

     WHEREAS, as a result of such disruption and setbacks, there has been no material progress in the project contemplated by such agreements, and no material change in position by any party to this agreement, and no material expenses have been incurred by any party in relation to the stock exchange agreements; and

     WHEREAS, the parties are all willing to rescind the aforementioned stock exchange agreements and to give back to each other the stock involved in such agreements;

     NOW THEREFORE, in exchange for the mutual consideration set out herein, the sufficiency of which is hereby acknowledged by all parties, it is agreed as follows:

1. Rescission of Prior Agreements. The parties, and each of them, hereby mutually agree to rescind the following stock exchange agreements, and to treat the following stock exchange agreements as void ab initio (i.e., from the beginning):

    A. Stock Exchange Agreement dated July 10, 2001 between ECOC and DMLLC for 310,000 shares of Class A Convertible Preferred Stock of Royal Oasis in exchange for a like number of ECOC Class A Convertible Preferred Stock.

    B.  Stock Exchange Agreement dated July 10, 2001 between
        ECOC and DMLLC for 750,000 shares of common stock of Royal Oasis in exchange for a like number of ECOC common stock.

    C.  Stock Exchange Agreement dated July 10, 2001 between
        ECOC and Ms. Wolfson for 100,000 shares of Class A
        Convertible Preferred Stock of Royal Oasis in exchange for a like number of ECOC Class A Convertible Preferred Stock.

    D.  Stock Exchange Agreement dated July 10, 2001 between
        ECOC and Ms. Wolfson for 250,000 shares of Common Stock of Royal Oasis in exchange for a like number of ECOC Common Stock.

    E.   Stock Exchange Agreement dated July 10, 2001 between
         ECOC and Ms. Colmenares for 186,000 shares of Class A Convertible Preferred Stock of Royal Oasis in exchange for a like number of ECOC Class A Convertible Preferred Stock.

    F.  Stock Exchange Agreement dated July 10, 2001 between
        ECOC and Ms. Colmenares for 450,000 shares of Common Stock of Royal Oasis in exchange for a like number of ECOC Common
Stock.

    G.  Stock Exchange Agreement dated July 10, 2001 between
        ECOC and Validate for 24,000 shares of Class A Convertible Preferred Stock of Royal Oasis in exchange for a like number of ECOC Class A Convertible Preferred Stock.

    H.  Stock Exchange Agreement dated July 10, 2001 between
        ECOC and Validate for 50,000 shares of Common Stock of Royal Oasis in exchange for a like number of ECOC Common Stock.

2. Return of All Stock Certificates and Cancellation of Same. The parties, and each of them, hereby mutually agree to return to each other all stock exchanged pursuant to the above-described agreements. Such delivery shall take place as soon as possible, and in any event no later than 10 days from the date of this agreement. The parties, and each of them, hereby agree that all such share certificates may be canceled, regardless of whether or not the certificates are actually delivered, and each party hereto agrees that such certificates represent no further right to possess the aforesaid stock, effective immediately.

3. Representations and Warranties. Each party to this agreement, as relating to itself, hereby represents and warrants to each and every other party that effective this date, the following statements are true and correct:

    A. Authority. Each party, as relating to itself, has the full power and authority to enter this Agreement and to carry out the obligations contemplated by this Agreement. Each party, as to itself, has duly authorized the execution, delivery and performance of this Agreement.

    B. No Conflict With Other Instruments. The execution of this Agreement will not violate or breach any document, instrument, agreement, contract, or commitment material to the business of such party, and this Agreement has been duly authorized by all appropriate and necessary action.

    C. Corporate or Company Authority. Each corporation or limited liability company which is a party to this agreement, as relating to itself, has the full corporate or company power and authority to enter this Agreement and to carry out the obligations contemplated by this Agreement. The Board of Directors of such corporation or the Members of such LLC have duly authorized the execution, delivery, and performance of this Agreement.

4. Damages and Limit of Liability. Each party shall be liable for any material breach of its representations, warranties, and covenants contained herein which results in a failure to perform any obligation under this Agreement, only to the extent of the expenses incurred in connection with such breach or failure to perform this Agreement. Each party hereby waives the right to claim any consequential damages.

5. Nature and Survival of Representations and Warranties. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing hereunder. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties, covenants and agreements contained in this Agreement and not upon any investigation which it might have made or any representation, warranty, agreement, promise, or information, written or oral, given by the other party (or any other person) except as specifically set forth herein.

6. Indemnification Procedures. If any claim is made by a party which would give rise to a right of indemnification under this Agreement, the party seeking indemnification (Indemnified Party) will promptly cause written notice thereof to be delivered by certified mail, return receipt requested, to the party from whom it is sought (Indemnifying Party). The
    Indemnified Party will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from the claims. Counsel for the Indemnifying Party which will conduct the defense must be approved by the Indemnified Party (whose approval will not be unreasonable withheld), and the Indemnified Party may participate in such defense at the expense of the Indemnified Party. The Indemnifying Party will not in the defense of any such claim or litigation, consent to entry of any judgment or enter into any settlement without the written consent of the Indemnified Party (which consent will not be unreasonably withheld). The Indemnified Party will not, in connection with any such claim or litigation, consent to entry of any judgement or enter into any settlement without the written consent of the Indemnifying Party (which consent will not be unreasonable withheld). The Indemnified Party will cooperate fully with the Indemnifying Party and make available to the Indemnifying Party all pertinent information under its control relating to any such claim or litigation. If the Indemnifying Party refuses or fails to conduct the defense as required in this Section, after delivery of proper notice, then the Indemnified Party may conduct such defense at the expense of the Indemnifying Party, and the approval of the Indemnifying
    Party will not be required for any settlement or entry of judgment.

7.  Miscellaneous.

    A. Further Assurances. At any time and from time to time each party will execute such additional instruments and take such additional actions as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

    B. Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived only by a writing signed by the party to
        whom such compliance is owed.

    C. Brokers. Neither party has employed any brokers or finders with regard to this Agreement except as disclosed herein.

    D. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect
        in any way the meaning or interpretation of this Agreement.

    E. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Fax copies of signatures shall be deemed as effective as originals for all purposes.

    F. Governing Law. This Agreement was negotiated and is being contracted for in the State of Utah, and shall be governed by the laws of the State of Utah, regardless of any conflict-of-
law
        provision to the contrary. Any suit, action or legal proceeding arising from or related to this Agreement shall be brought in a court of competent jurisdiction in Salt Lake City, Utah, and each party irrevocably and unconditionally consents to the jurisdiction of such Courts in such suit, action or legal proceeding and waives any objection to the laying of venue in, or the jurisdiction of, said Courts.

    G. Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties their respective heirs, administrators, executors, successors, and assigns.

    H. Entire Agreement. The Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements or understandings between the parties relating to the subject matter hereof. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist. No representations, warranties covenants, or conditions, express or implied, other than as set forth here, have been made by any party.

    I. Severability. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

eCom.com, Inc.


By: /s/  Sidney B. Fowlds
Sidney B. Fowlds, President

David Michael, LLC


By: /s/  David Michael
David Michael, Member


Saundra Wolfson, in her individual capacity


/s/  Saundra Wolfson


Elizabeth Colmenares, in her individual capacity


/s/  Elizabeth Colmenares


Validate Corporation


By: /s/  Bruce Pritchett
Bruce Pritchett, President